STOCK PURCHASE AGREEMENT

This Agreement, including all Exhi bits attached hereto and incorporated herein (“Agreement”) is entered into on this August 25, 2014 by and between (I) SCI HOME HEALTH, Inc., an Illinois Corporation, in good standing, with its principal office located at 3590 Hobson Road, Woodridge, II.60517, and (2) Accelera Innovations Inc, an Illinois Corporation with its principal office located at 20511 Abbey Drive., Frankfort, Ill. 60423.

WITNESSETH

WHEREAS, SCI Home Health, Inc., d/b/a Advance Lifecare Home Health (“SCI”) is engaged in the business of providing home health care services for mental health, seniors, children, skilled nursing, therapists, wellness education, physical assistance, and special care situations; and

WHEREAS, Purchaser is an Illinois company in good standing; and

WHEREAS, Purchaser is engaged in the business of owning and operating Out-Patient Health Care Companies; and

WHEREAS, SCI Shareholders wish to sell and Purchaser wishes to buy all of the issued and outstanding common shares of SCI.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Sale of Shares of Stock

All record shareholders of SCI agree to sell all their shares in SCI and Purchaser agrees to purchase all such Shares upon the terms and conditions hereinafter set forth.

Current Shareholders of SCI, and current addresses are listed below:

20%	Ethel dela Cruz, 2915 29111 Street, Zion, IL 60099-3011
20%	Virgilia Avila, 2201 Edgewood Road, Waukegan, IL 60087-1440
20%	Ma Lourdes Reyes Celicious, 1448 Greystone Drive, Gurnee, IL 60031
20%	Cristina Soriano, 4911 Thistle Lane, Lake in the Hills, IL 60156-6807 8% Michelle Cartas, 4225 Tiger Lily Lane, #404, Gurnee, IL 60031-9641
12%	Jimmy Lacaba, 2382 Sunshine Lane, Aurora, IL 60503-6753

2. Consideration and Deposits.

Consideration to the record shareholders shall consist of a basic payment of $450,000.00 to Shareholders or assignee, with payments made as follows:

A.	Concurrently with the execution of this Agreement, Purchaser will deposit by wire transfer to a bank account selected by Sellers a good faith deposit of Twenty Thousand Dollars ($20,000) and,

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B.	Purchaser shall deposit by wire transfer to a bank account selected by Sellers a sum equal to the Four Hundred Thirty Thousand ($430,000) upon approval of the license transfer (Change of Ownership) by the Illinois Department of Public Health.

3. Deposits upon Breach.

If, following execution of this Purchase Agreement, Purchaser elects not to complete the transaction, the deposit made by Purchaser in compliance with Article 2A above will be retained by SCI and the deposit shall be deemed as compensation to SCI for costs incurred in the production of due diligence documents, the negotiation of this Purchase Agreement and associated fees and costs.

4. Post-Closing Revenues

Funds Belonging To Seller I Post Closing

Revenues generated by SCI but received by Accelera Innovations Inc after the final closing shall belong to SCI. This would include (i) final claims submitted before Closing but not received until after the transfer of ownership; (ii) the initial amount of the RAPs (Requested Anticipated Payments) billed for patients before Closing but not received until after Closing; (iii) refunds from any IRS , IDR or IDES payments that belong to SCI; (iv) security deposits or SCI rent payments refunded by SCI’s landlord but not received until after Closing; and (v) all other refunds for SCI but not received until after Closing.

Funds received shall be remitted immediately upon receipt via wire transfer to Leopoldo Celicious Jr., POA, c/o Fifth Third Bank, Account Number 7239328540 and detailed information of the fund to be sent to his home @ 1448 Greystone Drive, Gurnee, IL 6003 I.

Expenses Belonging to Seller I Post Closing

Expenses generated by SCI but not billed to SCI after Closing will include, but not be limited to, the following:

(i) Subcontracted services such as PT, OT and ST;

(ii) Utility Bills shall be prorated by days of use when received;

Bills intended for SCI received by Accelera Innovations, Inc should be sent for payment to Leopoldo Celicious, .Jr., POA, 1448 Greystone Drive, Gurnee, IL 60031

Purchaser has, before the execution of this agreement, referred patients to SCI for home health services. Purchaser has incurred marketing expenses and other costs related to the referral of patients to SCI. SCI has agreed to reimburse those expenses from post-closing revenues. The amount will be agreed shortly before closing.

5. Closings.

A.	The Initial Closing date shall be on or around August 29, 2014, and the execution of the Stock Purchase Agreement and related documents shall occur electronically; and

B.	The Final Closing date is tentatively set for October 7, 2014, and the Final Closing shall occur at SCI, 3550 Hobson Road, Woodridge, Illinois; and

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C.	Deliveries at Initial Closing:

1.	Joint Deliveries:

i)	Employment agreements between Purchaser, and Desired Employees, if any such agreements have been signed;

2.	By Seller:

i)	Copies of executed employment agreements between (a) Purchaser and (b) Desired Employee’s in the forms attached as Exhibit “A”; and

ii)	Copy of Asset List attached hereto as Exhibit “B”; and

iii)	Documentation that SCI is an Illinois Corporation in good standing; and

iv)	Copies of the SCI’s Articles of Incorporation, as amended if amended, and By-Laws, as amended if amended; and

v)	Executed resolutions of the SCI’s Board of Directors approving of this transaction; and

vi)	Standard Stock Assignments to complete the transfer of shares from SCI’s shareholders to Purchaser;

3.	By Purchaser:

i)	Documentation that Purchaser is in good standing as an Illinois limited liability company; and

ii)	Copies of the Purchaser’s Articles of Organization, as amended if amended; and

iii)	Executed resolution of Purchaser’s LLC Interest Holders and Directors approving this transaction;

D.	Deliveries at Final Closing:

I.	By SCI and SCI’s shareholders:

i)	Documentation that SCI is in good standing as an Illinois Corporation; and

ii)	Copies of SCI’s Articles of Incorporation, as amended if amended, and By Laws, as amended if amended; and

iii)	Executed resolutions of SCI’s Board of Directors approving of this transaction; and

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iv)	Assignments and Stock Certificates representing all of the issued and outstanding shares of SCI;

v)	All SCI’s business records (while maintaining copies of same as may be needed for tax or other legal matters); and

vi)	Possession of real and personal property owned by SCI; and

vii)	State UCC searches showing no encumbrances on SCI’s assets.

2.	By Purchaser:

i)	Wire transfer of Four Hundred Thirty Thousand and no/I 00 Dollars ($430,000) on or before closing, projected to be October 7, 2014, to an account to be identified by SCI; and

ii)	Documentation that Purchaser is in good standing as an Illinois limited liability company; and

iii)	Copies of the Purchaser’s Articles of Organization, as amended if amended; and

iv)	Executed resolution of Purchaser’s Interest Holders and Directors approving of this transaction;

7. Operation of Subject Corporations Businesses.

SCI’s shareholders agree to operate its business in the same manner as it has been operated heretofore, and will diligently promote the growth of such businesses in an efficient and productive manner. SCI agrees not to sell any of its assets except as is normal in the ordinary course of its day-to-day business operations, nor borrow monies, nor incur encumbrances except as may be reasonably required to facilitate the operation and growth of such businesses.

8. Default by Purchaser.

The following events shall also be deemed to be a default by the Purchaser:

A.	Failure of Purchaser to make any deposit as described in Article 2 above by its due date;

B.	Failure of Purchaser to perform any other Purchaser obligation under the terms of this Agreement, unless such failure is cured within twenty (20) calendar days of SCI (Advance Lifecare) sending Purchaser Notice of such failure;

C.	Purchaser filing a petition in bankruptcy to be adjudicated as a voluntary bankrupt; or filing a similar petition under any insolvency act; or making an assignment for the benefit of its creditors; or consent to the appointment of a receiver of itself or of the whole or of any substantial part of its property; or file a petition or answer seeking reorganization or arrangement of itself under any Federal bankruptcy laws or any other applicable federal or state statute;

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D.	Entry of a court order adjudicating Purchaser as a bankrupt or appointing a receiver or trustee of Purchaser or of any substantial portion of Purchaser’s assets, or approving reorganization or arrangement of Purchaser under any Federal or state law, which order is not vacated within ninety (90) days of its entry;

E.	Purchaser admission in writing of its inability to pay its debts generally as they become due;

F.	If any material representation made by Purchaser in writing is found to be false or incorrect in any material way or materially misleading at the time it was made

9. Default by SCI (Advance Lifecare).

The following events shall be deemed to be a default by SCI:

A.	If SCI files a petition in bankruptcy to be adjudicated as a voluntary bankrupt; or filing a similar petition under any insolvency act; or making an assignment for the benefit of its creditors; or consent to the appointment of a receiver of itself or of the whole or of any substantial part of its property; or file a petition or ai1swer seeking reorganization or arrangement of itself under any Federal bankruptcy laws or any other applicable federal or state statute;

B.	Entry of a court order adjudicating SCI as a bankrupt or appointing a receiver or trustee of any of them or of any substantial portion of ai1y of their assets, or approving reorganization or arrangement of Pw-chaser under any Federal or state law, which order is not vacated within ninety (90) days of its entry;

C.	If any material representation made by SCI in writing is found to be false or incorrect in ai1y material way or materially misleading at the time it was made;

D.	Encumbering or transferring any material portion of its prope1iy in such a way that it would materially negatively impact the value of its assets; and

E.	SCI’s failure to perform any other obligation of Corporation pursuant to the terms of this Agreement, unless such failure is cured within twenty (20) calendar days of Purchaser sending SCI Notice of such failure.

10. Cure Periods.

Unless otherwise specifically provided otherwise in this Agreement, the cure period for the failure to perform any obligation of a party pursuant to the terms of this Agreement shall be thirty (30) calendar days after sending Notice of such failure to the failing party.

11. Expenses.

Each party shall bear its own costs of accounting and legal services in connection with this Agreement.

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12A. SCI Hold Harmless.

SCI does hereby indemnify and reimburse Purchaser for and shall hold and save Purchaser harmless from and against all liabilities, debts, taxes, costs, claims, expenses, actions or causes of action, losses, damages of any kind whatsoever (including costs of litigation, investigation, and reasonable attorney’s fees, but not including standard accounts receivable and accounts payable amounts) now existing or that may hereafter arise from or grow out of Seller’s operation and/or ownership of Seller’s Company prior to the Final Closing Date, either directly or indirectly, other than for ordinary business expenses incurred in the operation of the Subject Corporation.

12B. Purchaser Hold Harmless.

Purchaser does hereby indemnify and reimburse Seller for and shall hold and save Seller harmless from and against all liabilities, debts, taxes, costs, claims, expenses, actions or causes of action, losses, damages of any kind whatsoever (including costs of litigation, investigation, and reasonable attorney’s fees, but not including standard accounts receivable and accounts payable amounts) that may hereafter arise from or grow out of Purchaser’s operation and ownership of Purchaser’s business after the Final Closing, either directly or indirectly.

13. Representations and Warranties.

A.	SCI represents and warrants that:

(i)	SCI is in good standing as an Illinois Corporation;

(ii)	SCI has and will maintain during the term of this Agreement all the required permits and licenses required to conduct the businesses in which it is engaged;

(iii)	SCI owns the tangible assets which are used in the conduct of their businesses, except as specifically otherwise stated in writing to Purchaser;

(iv)	Copies of all financial statements and records for the SCI requested by Purchaser have been provided to Purchaser, and all such documents provided are true and correct copies of the originals of such documents;

(v)	SCI has not since April 29, 2014 and will not during the term of this Agreement revise their methods of doing business, accounting, or financial reporting;

(vi)	SCI will comply with all governmental requirements during t11e term of this Agreement; and

(vii)	SCI’s shareholders are legally authorized to and have full authority to execute this Agreement and bind the SCI to the terms of this Agreement.

B.	Purchaser represents and warrants that:

(i)	Purchaser is in good standing as an Illinois company;

(ii)	Purchaser has and will maintain during the term of this Agreement all the required permits and licenses required to conduct the businesses in which it is engaged;

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(iii)	Purchaser will comply with all governmental requirements during the term of this Agreement; and

(iv)	Purchaser and the persons executing this Agreement are legally authorized to and have full authority pursuant to properly authorized corporate resolutions to execute this Agreement and bind the Purchaser to the terms of this Agreement.

14. Real Estate.

A.	Corporation is leasing the business property at 3590 Hobson Road, Woodridge, 11. 60517 (“Business Address”) at a rate of $1,815 per month, with approximately one (1) month remaining on the lease; and

B.	The Business Address shall remain the principal business location of the Subject Corporation during the tem1 of the Employment Contracts referenced below.

15. Employment Contracts.

Purchaser will, if it so chooses, execute employment contracts with desired employees, as described in Exhibit “A” attached hereto.

16. Assets of the Subject Corporation

Attached hereto as Exhibit “B” is a list of SCI’s current assets, including information, where applicable, regarding any leases or encumbrances which may relate to any such assets; SCI’s shareholders warrant that assets will not be sold, encumbered, or acquired by SCI except in the normal and customary conduct of the businesses of the Subject Corporation during the term of this Agreement.

17. Confidentiality.

The parties agree that the terms and conditions of this Agreement and its exhibits are confidential between the parties and may not be disclosed to any third persons without the written consent of both parties except to the extent necessary to perfom1the obligations of this Agreement or as required by law or as already known in the public domain.

18. Litigation.

Seller’s represent that there is no litigation or proceedings pending to their knowledge against or relating to the Subject Corporation other than as has been disclosed to Accelera Innovations Inc in writing; nor does Seller know nor have reasonable grounds to know of any basis of any additional action or governmental investigation relative to the Subject Corporation, or its properties or businesses.

19. Notices.

Any notice or demand required or desired to be given under this Agreement shall be in writing and shall be personally served or in lieu of personal service may be given at the addresses and/or fax numbers set forth herein or otherwise known to the parties. Any party may change its address or fax number by giving notice in accordance with the provisions of this section.

Such notice shall be deemed as received on the third business day after mailing by certified mail; or on the day after being sent next day delivery by a recognized overnight delivery service; or on the day sent by facsimile transmission provided that the sender can show proof of such transmission and provided that an original of such notice is mailed by first class or certified mail, proper postage prepaid, within two business days of such facsimile transmission.

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Notices may be sent as follows or as otherwise directed by either party:

SCI HOME HEALTH	Accelera Innovations Inc
Attn: Mark D. Olson, Esq.	Attn: Daniel Freeman
#2550 - 161 North Clark St.	20511 Abbey Drive
Chicago, IL 60601	Frankfort IL 6042

Phone: 312-202-3275	Phone: 866/866-0758
Fax: 312-202-3201	Fax: 708/478-5457

20. Miscellaneous.

A. Entire Agreement/Venue. This Agreement, together with its Exhibits attached hereto and made a part hereof, constitutes the entire agreement between the parties and supersedes and takes precedence over any prior agreement(s) between the parties, whether written or oral. This Agreement may be modified or altered only by the prior written consent of all parties or their legal representatives. The failure of any party to enforce any provision of this Agreement shall not be construed as a modification or waiver of any of the terms of this Agreement, nor prevent that party from enforcing each and every term of this Agreement at a later time. This Agreement shall be construed according to the laws of the State of Illinois and any litigation relating to this Agreement shall be commenced in Will County, Illinois.

B. Survival. All the agreements, representations, warranties, indemnifications and undertakings herein contained shall survive the Initial Closing of this transaction shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, executors, administrators, successors, and assigns, as though they were in all cases named.

C. Prevailing Party Recovers Costs. In the event of litigation between the parties relating to this Agreement, the non-prevailing party shall reimburse the prevailing party for the prevailing party’s costs of enforcing this Agreement through an appeals process, including reasonable attorneys’ fees and expenses.

D. Severability/Blue Pencil. In the event that ru1y of the provisions or portions of this Agreement are held to unenforceable or invalid by any court of competent jurisdiction, the validity of the remaining portions and provisions shall not be affected, and thereby held to be enforceable and valid and the balance of the Agreement shall be construed to invalidated section may be rewritten by a court of law to achieve the intent of the invalidated portion as nearly as is legally possible.

E. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute this Agreement. Multiple copies of this Agreement may be separately executed by the parties and shall together constitute one Agreement.

F. Broker. The Parties acknowledge that George Mabulay (Broker) has acted as a broker in this transaction and is entitled to a commission in accord with his agreement with SCI.

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The parties do not intend to confer any benefit hereunder on any person or party other than the parties hereto and their successors as described herein.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written,

Sellers (Shareholders):		Purchaser:
Ethel dela Cruz		Accelera Innovations Inc
Virgilia Avila
Ma Lourdes Reyes Celicious Cristina Soriano
Michelle Cartas	By:	/s/ Cindy Boerum
Jimmy Lacaba		Cindy Boerum CSO/President

By:	/s/ Leopoldo Celicious, Jr.
Leopoldo Celicious, Jr.
Lawfully Appointed Power of Attorney For the 6 named Shareholders

Final Closing date October 7, 2014

By:	/s/ Leopoldo Celicious, Jr.
Leopoldo Celicious, Jr (Seller) SCI (Advance Lifecare Home Health)

By:	/s/ Cindy Boerum
Cindy Boerum CSO/President (Purchaser) Accelera Innovations Inc

[EXHIBIT A INTENTIONALLY OMITTED]

EXHIBIT B

LIST OF ACCOUNTS RECEIVABLE BELONGING TO ADVANCE LIFECARE HOME HEALTH

1. Illinois Dept.of Employment Securities	- Over-payment refund	$ 1,775.83
2. Illinois Dept.of Revenue	- Over payment refund	$ 3,299.34
3. United States Treasury	- Abatement of penalty	$ 20,000.00
4. Palmetto	- RAP	$ 1,932.72
5. Palmetto	- Final Claim	$ 4,537.51
6. Palmetto	- RAP	$ 21,469.82
7. Advanced Life Management	- Security Deposit (rent)	$ 1,851.30
8. Advanced Life Management	- VisiTrak Oct-Dec 2014	$ 597.00

Accounts Payable (ESTIMATE) for services up to September 30, 2014	ADVANCE LIFECARE HOME HEALTH

ACCOUNT

DATE	REFERENCE	TYPE	MEMO	ACCOUNT	Column 1	Column 2	Column 3
				ABILITY WORKS REHAB	$850.0
				HOMELINE MEDICAL INC	$230.00
				BONES AND ASSOCIATES	$110.00			Column 1
				ESOLUTIONS	$215.00			Column 2
				KONICA	$250.00
				MIDWEST INSURANCE	$210.50
				OPTIMAL CHOICETHERAPY	$270.00
				OT SERV OF IL	$2,500.00
				PITNEY BOWERS	$110.00
				PIVOTAL HEALTHCARE	$350.00
				REHAB MAXX	$350.00
				SAVE RITE MEDICAL	$98.00
				Ending balance	$5,543.50	$0.00	$0.00

OFFICE FURNITURE / EQUIPMENT’S

ITEM		BRAND	QTY

CONFERENCE	TABLE		1
	CHAIRS		8

COMPUTER	TABLE		7
	CHAIRS		4
	CPU/MONITOR (SET)		6
STAMP MACHINE		PITNEY BOWES	1
VIDEO SECURITY SYSTEM WITH
MONITOR AND DVR		SAMSUNG	4	CAMERAS
			2	DOME
STEEL CABINET	WITH LOCK		2
	WITHOUT LOCK		4
STEEL DIVIDER	8FT		2
	4FT		1
DOCUMENT SHREDDER			1
COFFEE MAKER		KEUREG	1
WATER DISPENSER		WHIRLPOOL	1
COPIER MACHINE		KONICA	1
ART WORK FRAMES			5
OFFICE WALL CLOCK			2
PRINTER		HP	1
		BROTHER	1
OFFICE TELEPHONE		RCA	6
WHITE BOARD			1
EMPLOYEES TIME & ATIENDANCE
		TIMEPILOT	1
ID BADGE MAKER		MAGICARD	1
IPHONES			1FOR ON-CALL
			1FIELD
			1OFFICE